UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12 or §240.14a-2

Sumo Logic, Inc.

(Name of Registrant as Specified In Its Charter)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Twitter:

Sumo Logic has reached an agreement to be acquired by affiliates of Francisco Partners, a leading global investment firm, for $12.05 per share in cash. The all-cash transaction values Sumo Logic at an aggregate equity valuation of approximately $1.7 billion.

See tweet https://twitter.com/SumoLogic/status/1623696018687635458

Facebook:

It’s an exciting day for Sumo Logic. We have agreed to be acquired by affiliates of Francisco Partners, a leading global investment firm that specializes in partnering with technology businesses, for $12.05 per share in cash. The all-cash transaction values Sumo Logic at an aggregate equity valuation of approximately $1.7 billion. We look forward to becoming a private company with an enhanced ability to expand our market opportunity, innovate on our critical solutions, accelerate growth, and further our vision. Francisco Partners is an experienced investor in our industry and we can’t wait to work together to accelerate our growth with their unique expertise.

https://www.facebook.com/Sumo.Logic/posts/pfbid02BhC6rLLsHJ3UFuye1BJaV5kUG2Xzk8Be3rhJSj67QQ6MqV7QcjxYzUj3uSFdgXLfl

LinkedIn:

Sumo Logic is excited to announce that we’ve agreed to be acquired by affiliates of Francisco Partners, a leading global investment firm that specializes in partnering with technology businesses. Since our founding in 2010, we’ve made great strides in creating a trusted, cloud-native, SaaS analytics platform for observability and security. Together with Francisco Partners, we look forward to expanding our market opportunity, innovating on our critical solutions, accelerating growth, and furthering our vision.

https://www.linkedin.com/posts/sumo-logic_sumo-logic-to-be-acquired-by-francisco-partners-activity-7029459278847479808-riF-?
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Additional Information and Where to Find It

Sumo Logic, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Sumo Logic (the “Transaction”). Sumo Logic plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Sumo Logic’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on May 26, 2022. To the extent that holdings of Sumo Logic’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Sumo Logic will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SUMO LOGIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Sumo Logic’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction will also be available, free of charge, at Sumo Logic’s investor relations website (http://investor.sumologic.com).

Forward-Looking Statements

These communications contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into of Sumo Logic’s Board of Directors in approving the Transaction; and expectations for Sumo Logic following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Sumo Logic’s assumptions prove incorrect, Sumo Logic’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that legal and regulatory approvals, or approvals from Sumo Logic’s stockholders, necessary to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; possible disruption related to the Transaction to Sumo Logic’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Sumo Logic files with the SEC, including Sumo Logic’s Annual Report on Form 10-K filed with the SEC on March 14, 2022, and Quarterly Reports on Form 10-Q filed with the SEC on May 27, 2022, August 26, 2022, and December 6, 2022, each of which may be obtained on the investor relations section of Sumo Logic’s website at investor.sumologic.com. All forward-looking statements in these communications are based on information available to Sumo Logic as of the date of the respective communication, and Sumo Logic does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.